Exhibit 10.37

THE SECURITIES REPRESENTED HEREBY AND ANY SECURITIES ISSUED UPON CONVERSION HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER THE SECURITIES OR “BLUE SKY” LAWS OF ANY JURISDICTION. THE SECURITIES REPRESENTED HEREBY AND ANY SECURITIES ISSUED UPON CONVERSION HEREOF MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT AND THE REGISTRATION, QUALIFICATION AND FILING REQUIREMENTS OF ALL APPLICABLE JURISDICTIONS HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION, QUALIFICATION AND FILING IN ALL SUCH JURISDICTIONS.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $_______	DATE: ________, 2023

FOR VALUE RECEIVED, Vitro Biopharma, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of _____ (the “Payee”), the principal amount of _____ Dollars ($_____), plus all accrued and unpaid interest thereon, on the Maturity Date as contemplated in the Purchase Agreement (as defined below).

This Note is being issued pursuant to a Convertible Note and Warrant Purchase Agreement dated as of the date hereof by and between the Company and the Payee (as it may be amended from time to time, the “Purchase Agreement”). Capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Purchase Agreement.

1. Interest. The principal balance of this Note outstanding from time to time shall bear simple interest at the applicable interest rate specified in the Purchase Agreement. Unless earlier converted or paid pursuant to the terms of the Purchase Agreement, such interest shall accrue and shall on demand as set forth in the Purchase Agreement be due and payable in arrears (together with principal) on the Maturity Date, subject to Section 3.4 below.

2. Events of Default. Upon the occurrence of any Event of Default, the entire unpaid principal balance of this Note and all unpaid accrued interest hereunder shall become immediately due and payable without notice or demand, as more fully described in the Purchase Agreement. Payment of principal and interest shall be made in lawful money of the United States of America at the address of the Payee set forth in the Purchase Agreement.

3. Conversion.

3.1. Qualified Financing. Upon the closing of a Qualified Financing, all of the principal and accrued interest on this Note shall automatically convert into shares (or units) of the Qualified Financing Securities as set forth in the Purchase Agreement, and the Payee shall execute all necessary documents in connection with such Qualified Financing, all as more fully described in the Purchase Agreement.

3.2. Change of Control. Upon the closing of a Change of Control, the Payee shall be entitled to receive in respect of this Note certain consideration as more fully described in the Purchase Agreement.

3.3. Optional Conversion. Upon the written election of the Payee, the Payee shall be entitled to receive certain equity of the Company as more fully described in the Purchase Agreement.

3.4. Maturity; Automatic Conversion. Unless this Note has been previously converted or otherwise repaid prior to the Maturity Date, on the Maturity Date, the entire outstanding balance of the Note shall be converted into equity of the Company automatically as more fully described in the Purchase Agreement.

4. Officers and Directors Not Liable. In no event shall any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

5. Miscellaneous.

5.1. The undersigned and every endorser or guarantor of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest and notice of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral available to the Payee, if any, and to the additions or releases of any other parties or persons primarily or secondarily liable.

5.2. By accepting this Note, the Payee and each subsequent holder of this Note acknowledges and agrees that all payments under this Note shall be subordinate to any present or future debt obligation of the Company to any bank or other institutional lender and to any present or future indebtedness on account of trade payables evidenced by secured promissory notes. Upon request by the Company, the Payee and each subsequent holder of this Note agrees to confirm this subordination relationship to any such bank or institutional lender in a form reasonably acceptable to such bank or other institutional lender.

5.3. The provisions of this Note shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Colorado, without regard to its principles of conflicts of laws.

5.4. Notwithstanding anything herein to the contrary, payment of any interest, expense or other amount shall not be required if such payment would be unlawful. In any such event, this Note shall automatically be deemed amended so that interest charges and all other payments required hereunder, individually and in the aggregate, shall be equal to but not greater than the maximum permitted by law.

5.5. This Note may be amended or modified, and any provision of this Note may be waived, only with the written consent of the Company and the holder hereof. Any amendment effected in accordance with the immediately preceding sentence shall be binding upon the Company, the Payee and each transferee of this Note.

5.6. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

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IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

VITRO BIOPHARMA, INC.

By:
Name:
Title:

Signature Page to Convertible Promissory Note